Exhibit 23.4

DEGOLYER AND MACNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

February 20, 2015

LinnCo, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

Ladies and Gentlemen,

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the incorporation by reference of information taken from our “Appraisal Report as of December 31, 2014 on Certain Properties owned by Linn Energy, LLC”, “Appraisal Report as of December 31, 2013 on Certain Properties owned by Linn Energy, LLC”, “Appraisal Report as of December 31, 2013 on Certain Properties owned by Linn Energy, LLC associated with the acquisition of Berry Petroleum Company”, and “Appraisal Report as of December 31, 2012 on Certain Properties owned by Linn Energy, LLC” in the prospectus of LinnCo, LLC. We further consent to the inclusion of our third party letter report dated February 11, 2015, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Very truly yours,

/s/DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716